As Filed with the Securities and Exchange Commission on December 18, 1997
                                                       Registration No. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                   CULP, INC.
             (Exact name of registrant as specified in its charter)

North Carolina                                 2221                      56-1001967
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)      Classification Code Number)    Identification Number)

                              101 South Main Street
                      High Point, North Carolina 27261-2686
                               Tel: (910) 889-5161
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------

                                FRANKLIN N. SAXON
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                   CULP, INC.
                              101 South Main Street
                      High Point, North Carolina 27261-2686
                               Tel: (910) 889-5161
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

                                   Copies To:

                                HENRY H. RALSTON
                                 JOHN M. HERRING
                        ROBINSON, BRADSHAW & HINSON, P.A.
                       101 North Tryon Street, Suite 1900
                         Charlotte, North Carolina 28246
                               Tel: (704) 377-2536

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------- -------------------------------- ---------------------------------
                                                          Proposed Maximum                     Amount of
             Title of Each Class of                           Aggregate                       Registration
           Securities to be Registered                   Offering Price (1)                       Fee
-------------------------------------------------- -------------------------------- ---------------------------------
Common Stock, $.05 par value................                 $14,218,750                       $4,308.71
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to 457(c), based on the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange, on December 17, 1997.

                                 ---------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER 18, 1997

                                 700,000 Shares

                               [GRAPHIC OMITTED]

                                      CULP

                                  Common Stock

                                 ---------------

         This Prospectus relates to shares (the "Shares") of common stock (the "Common Stock"), $.05 par value per share, of Culp, Inc. ("Culp" or the "Company") offered hereby. The Offering (this "Offering") of Shares under this Prospectus is made by certain shareholders of the Company named herein (the "Selling Shareholders"). See "Selling Shareholders" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of Shares offered by the Selling Shareholders.

         The Shares may be sold from time to time by the Selling Shareholders on the New York Stock Exchange (the "NYSE") on terms to be determined at the time of each sale. The Selling Shareholders also may make private sales from time to time directly or through a broker or brokers. Alternatively, the Selling Shareholders may offer Shares from time to time to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions. Such commissions, which may exceed ordinary broker commissions, may be paid by the Selling Shareholders and/or the purchasers of the Shares for whom such underwriters, dealers and agents may act. See "Selling Shareholders" and "Plan of Distribution."

         The Selling Shareholders and any dealers or agents that participate in the distribution of the Shares may be considered "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of Shares offered by them and any discounts, commissions, or concessions received by any such dealers or agents may be considered underwriting discounts and commissions under the Securities Act.

         Although the Company will not receive any proceeds from the sale of Shares by the Selling Shareholders hereunder, the Company will pay the expenses that it incurs in connection with the registration of the Shares with the Securities and Exchange Commission (the "Commission"). See "Plan of Distribution."

         The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "CFI." On December 17, 1997, the last reported sales price of the Common Stock on the NYSE was $20.375 per share.

         See "Risk Factors" beginning on page 5 for certain considerations relevant to an investment in the Common Stock.

                                 ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                 ---------------

               The date of this Prospectus is ____________, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 as well as at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Branch, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Such information may also be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all exhibits thereto, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement has been filed with the Commission by EDGAR and is also publicly available through the Commission's home page on the Internet, as described above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended April 27, 1997; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended August 3, 1997 and November 2, 1997; (iii) Current Report on Form 8-K filed November 12, 1997; Current Report on Form 8-K filed October 15, 1997; and Current Report on Form 8-K filed August 13, 1997; and (iv) the description of the Company's Common Stock contained in its Form 8-A filed with the Commission on December 19, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference into this Prospectus.

         Any statement contained in this Prospectus or in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates) are available without charge to each person to whom a Prospectus is delivered upon written or oral request. Requests should be directed to Culp, Inc., 101 South Main Street, High Point, North Carolina 27261, Attention: Corporate Secretary (telephone number (910) 889-5161).

                                   THE COMPANY

         Culp is a leading manufacturer and marketer of furniture upholstery fabrics and mattress fabrics (known as mattress ticking). The Company's fabrics are used principally in the production of residential and commercial furniture and bedding products, including sofas, recliners, chairs, loveseats, sectionals, sofa-beds, office seating, panel systems and mattress sets. Culp markets one of the broadest product lines in its industry, with a wide range of fabric construction, patterns, colors, textures and finishes. The breadth is made possible by Culp's extensive manufacturing capabilities that include a variety of weaving, printing and finishing operations and the ability to produce various yarns and greige goods used in its products. Culp's staff of designers uses CAD systems to develop the Company's own patterns and styles. Although Culp markets fabrics at most price levels, the Company has emphasized fabrics that have a broad appeal in the "good" and "better" price categories of furniture and bedding.

         Culp markets its products worldwide, with sales to customers in many countries. Although shipments to United States-based customers continue to account for most of the Company's sales, Culp's success in building a global presence has led to an increasing proportion of its sales to international accounts. The Company's network of international sales agents represents Culp's products in major furniture and bedding markets outside the United States. Additionally, over the past several fiscal years, the Company has made significant capital expenditures to expand its manufacturing capacity, install more efficient production equipment and vertically integrate its operations. Culp has complemented such internal expansion by making strategic acquisitions.

         The Company's executive offices are located at 101 South Main Street, High Point, North Carolina 27261.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing the Common Stock offered hereby. This Prospectus, including information incorporated by reference herein, contains certain "forward-looking statements" within the meaning of Section 27A -of the Securities Act of 1933, as amended (the "Securities Act"), which represent the Company's expectations or beliefs, including, but not limited to, statements concerning industry performance, the Company's operations, performance, financial condition, growth and acquisition strategies and margins and growth in sales of the Company's products. For this purpose, any statements contained in this Prospectus, including information incorporated by reference herein, that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control, and actual results may differ materially depending on a variety of important factors, including those described in this "Risk Factors" section.

         Economic Conditions. Demand for the Company's products generally is dependent upon consumer demand for, and production levels of, upholstered furniture and bedding products, which in turn fluctuate with U.S. and international economic conditions and cycles. Demand generally is higher during periods of economic strength and lower during periods of economic weakness or uncertainty. Key economic conditions influencing demand for Culp's products are housing starts, sales of existing homes, the level of consumer confidence, population demographics, trends in disposable income, the level of consumer spending, prevailing interest rates for home mortgages and the availability of consumer credit. Adverse economic conditions could have a material adverse effect on the Company.

         Competition. The markets for the Company's products are highly competitive. Competitive factors include price, quality, product design and styling and customer service. The Company's market share could be significantly affected by any one or more of these factors, which could have a material adverse effect on the Company. In addition, although the Company is among the largest suppliers of upholstery fabric to the furniture industry and mattress ticking to the bedding industry, some of the Company's competitors are larger overall and have greater financial resources than the Company. Additionally, there can be no assurance that other competitors will not expand their capacity to produce various fabrics, which could have a material adverse on the Company's market opportunity.

         Pricing and Availability of Raw Materials. Raw material costs make up more than half of the Company's total production expenses. The Company is dependent upon outside suppliers for most of its raw material needs and is subject to price increases and delays in receiving supplies of these materials. Although most of the Company's raw materials are available from more than one source, a disruption in the availability or price increases of raw materials could have an adverse effect on the Company. Raw material prices increased during several recent fiscal years, and the Company was unable to fully pass along to customers such increases through higher selling prices. In certain cases, the Company has been able to offset, in whole or in part, raw-material price increases by increased production efficiencies or a shift to different fabric constructions. There can be no assurance that significant raw material price increases will not occur in the future or that profit margins will not be adversely affected by such price increases.

         Acquisition Risk. The Company evaluates acquisition opportunities in the ordinary course of business. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations and services of the acquired companies, the expenses incurred in connection with the acquisition, the diversion of management's attention from other business concerns and the potential loss of key employees of the acquired company. There can be no assurance that future acquisitions, if any, will be successfully integrated into the Company's operations. In addition, there can be no assurance that the Company will complete any future acquisitions or that acquisitions will contribute favorably to the Company's operations and financial condition.

         International Business Risks. International sales have increased significantly in recent years. Such sales are subject to certain international business risks, including possible unsettled political conditions, expropriation, import and export restrictions, exchange controls, inflationary economics and currency risks. The Company's business is generally conducted in U.S. dollars. Accordingly, fluctuations in currency exchange rates may adversely affect the ability of the Company to compete effectively with firms located outside the United States. In particular, strengthening of the U.S. dollar against foreign currencies could make the Company's products less competitive on the basis of price in international markets.

         Environmental and Other Regulations. The Company is subject to federal, state and local laws and regulations in the areas of safety, health and environmental pollution controls. The Company treats dyeing waste in its wastewater treatment system operated under governmental permits. Although the Company believes it is in material compliance with these laws and regulations, there can be no assurance that environmental requirements will not become more stringent in the future or that the Company will not incur substantial costs to comply with such requirements. A failure of the Company to comply with such laws and regulations could subject it to liability ranging from monetary damages to injunctive action, which could adversely affect the Company.

         Dependence Upon Key Personnel. The Company is dependent upon the continued services of certain members of senior management, in particular those of Robert G. Culp, III, Chairman and Chief Executive Officer, and Howard L. Dunn, President and Chief Operating Officer, two of the founders of the Company. The Company believes the loss of the services of key members of senior management could have an adverse effect on the Company. In addition, the Company believes that its future success will depend in large part upon its continued ability to attract, retain and motivate additional employees. There can be no assurance that the Company will be able to attract and retain sufficient qualified personnel to meet its business needs.

         Significant Shareholder. Robert G. Culp, III beneficially owns, as the date hereof, directly and through voting and investment control of certain shares held in trusts, a significant percentage of the outstanding shares of the Common Stock. Accordingly, Mr. Culp will be in a position to influence the election of the Company's directors and the outcome of corporate actions requiring shareholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company.

         Shares Eligible for Future Sale. Sales of a substantial number of shares of the Company's Common Stock in the public market could adversely affect the market price of the shares of Common Stock. All of the outstanding shares of Common Stock registered hereunder will be freely tradeable upon effectiveness of this Registration Statement without restriction unless held by affiliates of the Company. All such shares held by affiliates of the Company are eligible for sale in the public market subject to the volume and other limitations set forth in Rule 144 under the Securities Act. The Company has granted outstanding options to purchase shares of Common Stock, which are currently vested or are subject to vesting based on performance criteria.

         Anti-takeover Provisions. The Company's Articles of Incorporation and Bylaws contain certain provisions that may have the effect of deterring a future takeover of the Company, including the classification of the Board of Directors into three classes. These provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. In addition, 10,000,000 shares of the Company's preferred stock may be issued in the future without further shareholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors of the Company may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the market price of shares of Common Stock and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares.

                              SELLING SHAREHOLDERS

         The following table provides certain information with respect to shares of Common Stock beneficially owned by each Selling Shareholder, offered hereby and to be sold hereunder. Each Selling Shareholder possesses sole voting and investment power with respect to the shares listed opposite his name, unless noted otherwise. Except as set forth elsewhere in this Prospectus (including in the documents incorporated herein by reference), within the past three years none of the Selling Shareholders has had any position, office or other material relationship with the Company or with any of the Company's predecessors of affiliates, other than as a result of issuance of the Shares to the Selling Shareholders as consideration in part for the Company's acquisition of Artee Industries, Incorporated, a North Carolina corporation ("Artee").

         Upon or after the acquisition of Artee by Culp, it is expected that Robert T. Davis will become a director of Culp and Robert T. Davis, Robert L. Davis, Louis W. Davis and J. Marshall Bradley will be employees of Culp, continuing to work in the business operated by Artee prior to its acquisition.

         Any or all of the Shares of Common Stock listed below may be offered for sale pursuant to this Prospectus by the Selling Shareholders from time to time. Accordingly, no estimate can be given as to the amount of the Shares that will be held by the Selling Shareholders upon consummation of any such sales. In addition, the Selling Shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Shares since the date on which the information regarding their Shares was provided, in transactions exempt from the registration requirements of the Securities Act.

                                                                           Shares of Common Stock
                                                          ----------------------------------------------------------
                                                              Number of          Number of         Percentage of
                                                               Shares          Shares Offered       Outstanding
                               Name                           Owned (1)          Hereby (2)          Shares (2)
                               -----                          ---------          ----------          ----------
           Robert T. Davis                                     132,308            132,158               1.04
           Robert L. Davis, Trustee of Robert T. Davis          35,526             35,526                *
           Irrevocable   Trust  under   agreement  dated
           8/25/94
           Robert L. Davis                                      27,150             27,000                *
           Louis W. Davis                                       27,000             27,000                *
           Kelly D. England                                     27,000             27,000                *
           J. Marshall Bradley                                  15,000 (3)         14,779                *
           Frankie S. Bradley                                   15,000 (3)         14,779                *
           Mickey R. Bradley                                     5,969              5,969                *

---------------------
 * Less than 1% of the outstanding shares of Common Stock.

(1) Represents the number of Shares of Common Stock beneficially owned by each Selling Shareholder prior to the sale of any Shares under this Prospectus.

(2) Represents the number of Shares of Common Stock offered hereby by each Selling Shareholder and such shares as a percentage of the 12,689,603 shares of Common Stock issued and outstanding as of December 17, 1997. None of the Shares offered by this Prospectus are included in the number of issued and outstanding Shares.

(3)    Includes joint ownership by J. Marshall Bradley and his wife, Frankie
       S. Bradley of 221 shares of Common Stock.

                              PLAN OF DISTRIBUTION

         The Shares are being registered to permit public secondary trading of such securities by the Selling Shareholders from time to time on the NYSE after the date of this Prospectus. The Selling Shareholders also may make private sales directly or through a broker or brokers. Alternatively, the Selling Shareholders may offer Shares from time to time to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions. Such compensation, which may exceed ordinary brokerage commissions, may be paid by the Selling Shareholders and/or the purchaser(s) of the Shares offered hereby for whom such underwriters, dealers and agents may act.

         The Selling Shareholders and any dealers or agents that participate in the distribution of the Shares may be considered "underwriters" within the meaning of the Securities Act, and any profit on the sale of such Shares offered by them and discounts, commissions or concessions received by any such dealer or agents might be deemed underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Shareholders from sales of the Shares offered hereby will be the purchase price of such Shares less any brokers' commissions required to be paid by the Selling Shareholders.

         To the extent required, the specific Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the name of any such agents, dealers and underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in a supplement to this Prospectus.

         Under applicable Exchange Act rules and regulations, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of one business day prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

         The Company will pay the expenses that it incurs in connection with the registration of the Shares with the Commission.

                          REGISTRAR AND TRANSFER AGENT

         The registrar and transfer agent for the Common Stock is Wachovia Bank, National Association.

                                  LEGAL MATTERS

         The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina. At December 18, 1997, members of Robinson, Bradshaw & Hinson, P.A. beneficially owned less than 1% of the outstanding shares of Common Stock. Henry H. Ralston, an Assistant Secretary of the Company, is a member of Robinson, Bradshaw & Hinson, P.A.

                                     EXPERTS

         The Consolidated Financial Statements of the Company and its subsidiaries as of April 28, 1996 and April 27, 1997, and for each of the fiscal years in the three-year period ended April 27, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                              [Outside Back Cover]



No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, agent or dealer. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.



                    TABLE OF CONTENTS

                                              Page

Available Information...........................3
Incorporation of Certain Documents by Reference.3
The Company.....................................4
Risk Factors....................................5
Use of Proceeds.................................7
Selling Shareholders............................7
Plan of Distribution............................8
Registrar and Transfer Agent....................8
Legal Matters...................................8
Experts  .......................................8




                                 700,000 Shares

                                [GRAPHIC OMITTED]

                                      CULP

                                  Common Stock



                                   ----------

                                   PROSPECTUS
                                   ----------



                            _______________ __, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the Registrant's costs and expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Commission registration fee, the NASD filing fee and the New York Stock Exchange listing.


SEC registration fee..........................................     $   5,000
New York Stock Exchange listing...............................         4,000
Accounting fees and expenses..................................         5,000
Legal fees and expenses.......................................        10,000
Printing, engraving and mailing expenses......................         5,000
Miscellaneous.................................................         1,000
                                                                      ------
          Total...............................................     $ 30,000
                                                                    ========

Item 15.  Indemnification of Directors and Officers

         Section 55-2-02 of the North Carolina Business Corporation Act (the "North Carolina Corporation Act") enables a North Carolina corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for (i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii) improper distributions described in Section 55-8-33 of the North Carolina Corporation Act, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Company's Articles of Incorporation limit the personal liability of its directors to the fullest extent permitted by the North Carolina Corporation Act.

         Sections 55-8-50 through 55-8-58 of the North Carolina Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the bequest of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and notwithstanding the conditions of and limitations on indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person seeking indemnification to be clearly in conflict with the best interests of the corporation. Because the Company's Bylaws provide for indemnification to the fullest extent permitted under the North Carolina Corporation Act, the Company may indemnify its directors, officers and employees in accordance with either the statuary or the nonstatutory standard.

         Sections 55-8-52 and 55-8-56 of the North Carolina Corporation Act requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful on the merits or otherwise in the defense of any proceeding to which such director or officer was, or was threatened to be made, a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in
Section 55-8-54 and 55-8-56.

         Additionally, Section 55-8-57 of the North Carolina Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Corporation Act to indemnify such party. The Company's directors and officers are currently covered under directors' and officers' insurance policies maintained by the Company that will indemnify such persons against certain liabilities arising from acts or omissions in the discharge of their duties. Such insurance policies provide $15 million coverage for liabilities, including liabilities for alleged violation of securities laws.

Item 16.  Exhibits


        Exhibit No.          Description of Exhibit
            4.1*      Articles, 4, 5 and 6 of Articles of Incorporation of the
                      Company, filed as Exhibit 3(i) to the Company's Form 10-Q
                      for the quarter ended January 29, 1995, are incorporated
                      herein by reference.

           4.2*       Article II of the Bylaws of the Company, filed as Exhibit
                      3(b) to the Company's Form 10-K for the year ended April
                      28, 1991, is incorporated herein by reference.

             5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered.

            10.1      Asset  Purchase  Agreement  dated as of October 14, 1997 among the Company,
                      Artee and the shareholders of Artee

             23.1     Consent of KPMG Peat Marwick LLP

             23.2     Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)




                                      II-2


             24       Powers of Attorney (included on the signature page of this
                      Registration Statement).
---------------------

*    Previously filed

Item 18.  Undertakings

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions contained in the Company's Articles of Incorporation and By-laws and the laws of the State of North Carolina, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Company hereby undertakes: (i) to file, during any period in which offers or sale are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a) of the Securities Act; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the number of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings in subparts (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by such subparts is contained in periodic reports filed or furnished to the Commission by the undersigned Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

         The undersigned Company hereby undertakes that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina, on this 18th day of December, 1997.

                                     By:    /s/  Robert G. Culp, III
                                            ------------------------------------
                                            Robert G. Culp, III
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Robert G. Culp, III, Howard L. Dunn, Jr., Franklin N. Saxon and Stephen T. Hancock and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and any other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution and resubstitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same with exhibits thereto, and any other documents in connection therewith.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                   Title                                Date

  /s/  Robert G. Culp, III                  Chairman of the Board of Directors      December 18, 1997
---------------------------------------     and Chief Executive Officer
Robert G. Culp, III

  /s/  Franklin N. Saxon                    Senior Vice President and Chief         December 18, 1997
---------------------------------------     Financial and Accounting Officer
Franklin N. Saxon

  /s/  Howard L. Dunn, Jr.                  President, Chief Operating Officer      December 18, 1997
---------------------------------------     and Director
Howard L. Dunn, Jr.

/s/  Harry R. Culp                          Director                                December 18, 1997
---------------------------------------
Harry R. Culp

  /s/  Baxter P. Freeze                     Director                                December 18, 1997
---------------------------------------
Baxter P. Freeze

  /s/  Earl M. Honeycutt                    Director                                December 18, 1997
---------------------------------------
Earl M. Honeycutt

  /s/  Patrick H. Norton                    Director                                December 18, 1997
---------------------------------------
Patrick H. Norton

  /s/  Earl N. Phillips, Jr.                Director                                December 18, 1997
---------------------------------------
Earl N. Phillips, Jr.

  /s/  Bland N. Worley                      Director                                December 18, 1997
---------------------------------------
Bland N. Worley

                               INDEX TO EXHIBITS

        Exhibit No.          Description of Exhibit
            4.1*      Articles, 4, 5 and 6 of Articles of Incorporation of the
                      Company, filed as Exhibit 3(i) to the Company's Form 10-Q
                      for the quarter ended January 29, 1995, are incorporated
                      herein by reference.

           4.2*       Article II of the Bylaws of the Company, filed as Exhibit
                      3(b) to the Company's Form 10-K for the year ended April
                      28, 1991, is incorporated herein by reference.

             5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered.

            10.1      Asset  Purchase  Agreement  dated as of October 14, 1997 among the Company,
                      Artee and the shareholders of Artee

             23.1     Consent of KPMG Peat Marwick LLP

             23.2     Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

             24       Powers of Attorney (included on the signature page of this
                      Registration Statement).
---------------------

*    Previously filed